Exhibit 10.2
ARBITRON INC.
Form of 2008 CEO Restricted Stock Unit Agreement
Granted Under the 1999 Stock Incentive Plan
     AGREEMENT made between Arbitron Inc., a Delaware corporation (the “Company”), and Stephen B. Morris (the “Participant”).
     For valuable consideration, receipt of which is acknowledged, the parties hereto agree as follows:
     1. Grant of RSUs.
On ___, 2008 (the “Date of Grant”) and subject to the terms and conditions set forth in this Agreement and in the Arbitron Inc. 1999 Stock Incentive Plan (the “Plan”), the Company granted to the Participant Restricted Stock Units (“RSUs”) providing the right to receive ___(___) shares of common stock, $0.50 par value, of the Company (the “Shares”).
     2. Vesting and Forfeiture.
     (a) While the Participant remains employed, the RSUs shall vest in two (2) equal annual installments commencing on December 31, 2008, with a final vesting on December 31, 2009, subject to earlier vesting under subsection (b). The date upon which each installment vests shall be considered a “Vesting Date” for the portion of the RSUs vesting on that date.
     (b) The Vesting Date for all unvested RSUs shall be accelerated, if applicable, to the earliest of:
     (i) The death of the Participant;
     (ii) The “Disability” of the Participant (within the meaning of Proposed Treasury Regulation Section 1.409A-3(g)(4) or any successor regulation); and
     (iii) A “Change in Control” consisting of a change in ownership or effective control of the Company (within the meaning of Treasury Regulation Section 1.409A-3(g)(5) or any successor regulation).
     (c) If the Participant ceases to be employed by the Company (and any applicable Subsidiaries) for any reason or no reason (except for death or Disability), the Participant shall immediately and automatically forfeit all rights to any of his RSUs that have Vesting Dates after the date employment ends except as an applicable employment agreement or executive retention agreement may provide to the contrary.
     3. Issuance of Shares.
          Subject to the terms and conditions of this Agreement (including any Withholding Tax obligations), as soon as practicable after a Vesting Date, the Company shall issue one or more certificates representing Fifty Percent (50%), rounded down to the next whole Share, of the newly vested Shares (the “Initial Tranches”) to the Participant or his estate, or, as directed by the Participant, a brokerage account, with the remaining Shares credited to the Participant’s account as an equivalent number of “Deferred Stock Units.” The Company must, in any event, issue the applicable Shares in respect of the Initial Tranches no later than the later of (i) December 31 of the calendar year in which the applicable Vesting Date occurs and (ii) the fifteenth day of the third calendar month following the Vesting Date. Until the Vesting Date, the Participant shall have no rights to any Shares or any rights associated with such Shares, including without limitation dividend or voting rights, and the Participant shall have no voting rights with respect to Deferred Stock Units.

     4. Acceleration/ Deferral.
     (a) Acceleration. In no event may the Company deliver the Shares to the Participant earlier than an applicable Vesting Date.
     (b) Deferral. The Company shall issue Shares in payment of the Deferred Stock Units as of or as soon as practicable after the first day of the seventh (7th) month (the “Deferred Payment Date”) following the Participant’s separation from service, as a lump sum in common stock of the Company (with any fractional share paid in cash). If the Participant separates from service with the Company and all Subsidiaries on account of death or if the Participant dies prior to payment under the preceding sentence, the Company shall make payment as soon as reasonably practicable following the Participant’s death, in accordance with the beneficiary designation form filed for this benefit (or, if none, according to the beneficiary designation form filed by the Participant with respect to his 2006 award of restricted stock) as the form may be updated from time to time (provided that a designation specific to the Deferred Stock Units hereunder shall take precedence over a form filed for the 2006 award). If there is a Change in Control, then upon consummation of the Change in Control, but in no event more than 15 days following the Change in Control, the Company shall provide the Participant a cash payment equal to the value per share of the consideration received in the Change in Control multiplied by the number of Deferred Stock Units then credited to the Participant under this Agreement. In no event may the Company or the Participant defer the delivery of the Shares beyond the date specified in this Section 4(b), unless such deferral complies in all respects with Treasury Regulation Section 1.409A-2(b) related to subsequent changes in the time or form of payment of nonqualified deferred compensation arrangements, or any successor regulation.
     5. Dividend Equivalent Rights.
          The Participant shall receive Dividend Equivalent Rights on the Shares between the applicable Vesting Date and the date on which Shares are distributed. “Dividend Equivalent Rights” mean a credit to the account of the Participant, based on the number of vested RSUs or Deferred Stock Units then credited to the Participant under this Agreement, equivalent to the cash, stock or other property dividends on shares of Common Stock. Dividend Equivalent credits shall be deemed reinvested in additional RSUs or Deferred Stock Units, as applicable, (or fractions thereof) by dividing the dollar amount of the Dividend Equivalent credit by the Fair Market Value of a share of the Company’s common stock on the payment date of the dividend. The resulting number of Common Stock equivalents shall be added to the number of RSUs or Deferred Stock Units (as applicable) subject to this Agreement.

     6. Restrictions Regarding Employment.
     (a) The Participant agrees that he will not take any Adverse Actions (as defined below) against the Company or any Subsidiary from the Date of Grant through the first anniversary of the Participant’s termination of employment with the Company or any Subsidiary (the “Restricted Period”). The Participant acknowledges that damages that may arise from a breach of this Section 6 may be impossible to ascertain or prove with certainty. Notwithstanding anything in this Agreement or the Plan to the contrary, if the Company determines in its sole discretion that the Participant has taken Adverse Actions against the Company or any Subsidiary at any time during the Restricted Period, in addition to other legal remedies that may be available, (i) the Company will be entitled to an immediate injunction from a court of competent jurisdiction to end such Adverse Action, without further proof of damage, (ii) the Committee will have the authority in its sole discretion to terminate immediately all rights of the Participant under the Plan and this Agreement without notice of any kind, and (iii) the Committee will have the authority in its sole discretion to cause a forfeiture of any Shares acquired by the Participant upon the vesting of the RSUs to the extent that such vesting occurred within six months prior to the date the Participant first commences any such Adverse Actions and require the Participant to disgorge any profits (however defined by the Committee) realized by the Participant relating to such vested portion of the Shares. Such disgorged profits paid to the Company must be made in cash (including check, bank draft or money order) or, with the Committee’s consent, shares of Common Stock with a Fair Market Value on the date of payment equal to the amount of such payment. The Company will be entitled to withhold and deduct from future wages of the Participant (or from other amounts that may be due and owing to the Participant from the Company or a Subsidiary) or make other arrangements for the collection of all amounts necessary to satisfy such payment obligation.
     (b) For purposes of this Agreement, an “Adverse Action” will mean any of the following: (i) engaging in any commercial activity in competition with any part of the business of the Company or any Subsidiary as conducted during the Restricted Period for which the Participant has or had access to trade secrets and/or confidential information; (ii) diverting or attempting to divert from the Company or any Subsidiary any business of any kind, including, without limitation, interference with any business relationships with suppliers, customers, licensees, licensors, clients or contractors; (iii) participating in the ownership, operation or control of, being employed by, or connected in any manner with any person or entity that solicits, offers or provides any services or products similar to those that the Company or any Subsidiary offers to its customers or prospective customers, (iv) making, or causing or attempting to cause any other person or entity to make, any statement, either written or oral, or conveying any information about the Company or any Subsidiary that is disparaging or that in any way reflects negatively on the Company or any Subsidiary; or (v) engaging in any other activity that is hostile, contrary or harmful to the interests of the Company or any Subsidiary, including, without limitation, influencing or advising any person who is employed by or in the service of the Company or any Subsidiary to leave such employment or service with the Company or any Subsidiary or to enter into the employment or service of any actual or prospective competitor of the Company or any Subsidiary, influencing or advising any competitor of the Company or any Subsidiary to employ to otherwise engage the services of any person who is employed by or in the service of the Company or any Subsidiary, or improperly disclosing or otherwise misusing any trade secrets or confidential information regarding the Company or any Subsidiary.

     (c) Should any provision of this Section 6 of the Agreement be held invalid or illegal, such illegality shall not invalidate the whole of this Section 6 of the Agreement, but, rather, the Agreement shall be construed as if it did not contain the illegal part or narrowed to permit its enforcement, and the rights and obligations of the parties shall be construed and enforced accordingly. In furtherance of and not in limitation of the foregoing, the Participant expressly agrees that should the duration of or business activities covered by, any provision of this Agreement be in excess of that which is valid or enforceable under applicable law, then such provision shall be construed to cover only that duration, extent or activities that may validly or enforceably be covered. The Participant acknowledges the uncertainty of the law in this respect and expressly stipulates that this Agreement shall be construed in a manner that renders its provisions valid and enforceable to the maximum extent (not exceeding its express terms) possible under applicable law. This Section 6 of the Agreement does not replace and is in addition to any other agreements the Participant may have with the Company or any of its Subsidiaries on the matters addressed herein.
     7. Transferability.
          This Agreement may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of (whether by operation of law or otherwise) (collectively, a “transfer”), except that this Agreement may be transferred by the laws of descent and distribution or as otherwise permitted under the Plan. The Participant may only transfer the Shares that may be issued pursuant to this Agreement following a Vesting Date (or, for Deferred Stock Units, the Deferred Payment Date) that covers them.
     8. Withholding Taxes.
     (a) The Participant has reviewed with the Participant’s own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement. The Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents.
     (b) The Company’s obligation to deliver Shares to the Participant upon the vesting of the RSUs shall be subject to the satisfaction of all income tax (including federal, state and local taxes), social insurance, payroll tax, payment on account or other tax related withholding requirements (“Withholding Taxes”). FICA taxes will be withheld from other compensation due to the Participant with respect to RSUs that become credited as Deferred Stock Units.
     (c) The Participant acknowledges and agrees that the Company has the right to deduct from payments of any kind otherwise due to the Participant any Withholding Taxes to be withheld with respect to the transactions contemplated by this Agreement, including the vesting of the Shares.
     9. Securities Laws.
          Notwithstanding any other provision of the Plan or this Agreement, the Company will not be required to issue, and the Executive may not sell, assign, transfer or otherwise dispose of, any shares of Common Stock received as payment of the RSUs, unless (a) there is in effect with respect to the shares of Common Stock received as payment of the RSUs a registration statement under the Securities Act of 1933, as amended, and any applicable state or foreign securities laws or an exemption from such registration, and (b) there has been obtained any other consent, approval or permit from any other regulatory body that the Committee, in its sole discretion, deems necessary or advisable. The Company may condition such issuance, sale or transfer upon the receipt of any representations or agreements from the parties involved, and the placement of any legends on certificates representing Common Stock received as payment of the RSUs, as may be deemed necessary or advisable by the Company to comply with such securities law or other restrictions.

     10. Adjustments.
          In the event of any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, divestiture or extraordinary dividend (including a spin-off), or any other change in the corporate structure or shares of the Company, the Committee (or, if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation), in order to prevent dilution or enlargement of the rights of the Grantee, shall make equitable adjustments (which adjustments will be conclusive) as to the number and kind of securities or other property (including cash) covered by this grant of RSUs and any related Deferred Stock Units.
     11. Provisions of the Plan.
This Agreement is subject to the provisions of the Plan, a copy of which is furnished to the Participant with this Agreement. Any undefined terms are defined in the Plan.
     12. Miscellaneous.
     (a) Section 409A. This Agreement is intended to comply with the requirements of Section 409A of the Internal Revenue Code and shall be construed consistently therewith.
     (b) Unsecured Creditor. This Agreement shall create a contractual obligation on the part of Company to make payment of the RSUs and Deferred Stock Units credited to the account of the Participant at the time provided for in this Agreement. Neither the Participant nor any other party claiming an interest in deferred compensation hereunder shall have any interest whatsoever in any specific assets of the Company. The Executive’s right to receive payments hereunder shall be that of an unsecured general creditor of Company.
     (c) Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.
     (d) Waiver. Any provision for the benefit of the Company contained in this Agreement may be waived, either generally or in any particular instance, by the Board of Directors of the Company or the Committee.
     (e) Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Company and the Participant and their respective heirs, executors, administrators, legal representatives, successors and assigns, subject to the restrictions on transfer set forth in Section 7 of this Agreement.

     (f) Notice. All notices required or permitted hereunder shall be in writing and deemed effectively given upon personal delivery or five calendar days after deposit in the United States Post Office, by registered or certified mail, postage prepaid, addressed to the other party hereto at the address shown beneath his, her, or its respective signature to this Agreement, or at such other address or addresses as either party shall designate to the other in accordance with this Section 12(f).
     (g) Entire Agreement. This Agreement and the Plan constitute the entire agreement between the parties, and supersedes all prior agreements and understandings, relating to the subject matter of this Agreement.
     (h) Amendment. This Agreement may be amended or modified only by a written instrument executed by both the Company and the Participant.
     (i) Governing Law. This Agreement shall be construed, interpreted and enforced in accordance with the internal laws of the State of Delaware without regard to any applicable conflicts of laws.
     (j) Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to participation in the Plan, RSUs granted under the Plan or future RSUs that may be granted under the Plan by electronic means or to request the Participant’s consent to participate in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and, if requested, to agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.
     (k) Participant’s Acknowledgments. The Participant acknowledges that he: (i) has read this Agreement; (ii) has been represented in the preparation, negotiation and execution of this Agreement by legal counsel of the Participant’s own choice or has voluntarily declined to seek such counsel; (iii) understands the terms and consequences of this Agreement; (iv) is fully aware of the legal and binding effect of this Agreement; and (v) understands that the law firm of Wilmer Cutler Pickering Hale and Dorr LLP is acting as counsel to the Company in connection with the transactions contemplated by the Agreement, and is not acting as counsel for the Participant.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date last indicated below.

ARBITRON INC.

Date: , 2008	By:
Name:
Title:

Date: , 2008	By:

Stephen B. Morris